AMERIGO ENERGY, INC.

                                PROMISSORY NOTE
                                 (THE "NOTE")


Up To:  U.S. $4,969,000                                Las Vegas, Nevada
                                                       January 18, 2014

FOR VALUE RECEIVED, Amerigo Energy, Inc., a Delaware Corporation, (the "Company" or "Debtor"), hereby promises to pay to the order of George Zicman, an individual, having a principal address of _______________________ (collectively, the "Note Holder") in lawful money of the United States of America in immediately available funds per instructions of the Note Holder, on the Due Date as defined below. The Debtor and Note Holder (collectively, the "Parties".)

1. Note Amount: Note Holder hereby agrees the promissory note to be the sum of Four Million Nine Hundred Sixty Nine Thousand Dollars ($4,969,000) (the "Note Amount") and Debtor does hereby borrow and promise to repay this SENIOR DEBT NOTE Amount and to be retired immediately per the terms described below.

2.  Interest:The Note shall be non-interest bearing.

3. Payments:Principal and interest payments on the promissory note are to be a minimum of forty five percent (45.0%) of the cash earned from EBITDA of Quest Solutions, Inc. during the prior quarter. Once the Holder has received Three Million Three Hundred Seventy Five Thousand Dollars ($3,375,000), the principal and interest payments on the promissory note are to be a minimum of twenty two and one half percent (22.5%) of the cash earned from EBITDA of Quest Solutions, Inc. during the prior quarter. All payments are to be made within forty five
(45) days of the end of the quarter (March 31, June 30, September 30, and December 31).

3.1 For purposes of this agreement, "EBITDA" is defined as accounting Net Income on an accrual basis, as calculated using Generally Accepted Accounting Principles (GAAP), with the adding back of Interest, Taxes, Depreciation, and Amortization.

3.2 The balance of the promissory note is expected to be paid before February 18, 2016, or twenty five (25) months from the date of execution of this agreement. Should the cash flow and payments from EBITDA during the term of this agreement not be sufficient to pay off the loan prior to its maturation, the loan will extend for additional twelve (12) months periods till paid off.

3.3 George Zicman is permitted to convert up to One Million Five Hundred Ninety Four Thousand Dollars ($1,594,000) of the Promissory Note into common shares of the Company at a ratio of one share for every $1.00 of promissory note converted. This conversion feature is non-transferrable without written consent from the Company.

4.  Security & Assignment:

Grant of Security Interest. As an inducement for the Debtor to purchase the Notes and to secure the complete and timely payment, performance and discharge in full, as the case may be, of all of the Obligations, Debtor hereby, unconditionally and irrevocably, pledges, grants and hypothecates to the Note Holder, a continuing security interest in and to the Collateral (the "Security Interest").

"Collateral" means the collateral in which the Note Holder is granted a security interest by this Agreement and which shall include the assets of Quest Solution, Inc.

Upon the occurrence of any of the following specified events (each an "Event of Default):

      a) The Debtor shall (i) default the payment then due of any principal of any of this Note when due;
      b) Debtor makes a general assignment of substantially all of its assets for the benefit of creditors, or a petition in bankruptcy or under any insolvency law is filed by or against Debtor and such petition is not dismissed within sixty (60) days after it has been filed;.

then, upon the occurrence of any such Event of Default, and at any time thereafter, if any Event of Default shall then be continuing; then the Note Holder may declare that the entirety of the principal hereof, and the interest due hereunder, to be immediately due and payable with late fees as described above.

The Debtor may waive any Event of Default hereunder. Such waiver shall be evidenced by written notice or other document specifying the Event or Events of Default being waived and shall be binding on all existing or subsequent Payee(s) under this Note.

The Debtor shall have the right to prepay the principal amount of this Note at any time, or from time to time, without penalty or premium, provided that each such payment shall be with the accrued interest to the date of prepayment.

A Business Day when used herein shall mean any day other than a Saturday, Sunday or a day on which commercial banks are closed in the City of Las Vegas. If a payment is due hereunder on a day which is not a Business Day then payment shall be made on the following Business Day.

Any fees, including reasonable attorney's fees of the Note Holder, costs or expenses incurred by the Note Holder in collecting or enforcing the obligations of the Debtor under this Note shall be due and payable by the Debtor when incurred after notice thereof to Debtor. Any unpaid portion of the amounts set forth in the preceding sentence shall bear interest at the Default Rate.

This Note may be altered only by prior written agreement signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought. This Note may not be modified by an oral agreement, even if supported by new consideration.

This Note shall be governed by the laws of Nevada, without giving effect to principals of conflicts of laws.

Any notice required or permitted hereunder shall be in writing and delivered either personally or in writing, by certified mail, return receipt requested or by facsimile transmission, or via the Internet at the addresses set forth at the outset hereof or to such other address as either shall give notice to the other.

TO THE DEBTOR(S):                          TO THE NOTE HOLDER:
George Zicman                              Amerigo Energy, Inc.
____________________                       2580 Anthem Village Drive
____________________                       Henderson, NV 89052
Phone: ______________                      Phone:  (702) 588-5960
Email: ______________                      Fax:  (702) 974-4904

This Note may be signed (including by facsimile) in any number of counterparts, each of which, shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals or have caused these presents to be duly executed and sealed the day and year first above written.


                        AMERIGO ENERGY, INC.

By:/s/ Jason Griffith
--------------------------------------------
AMERIGO ENERGY, INC., Chief Executive Officer
JASON F. GRIFFITH, CPA


                             AMERIGO ENERGY, INC.

                                PROMISSORY NOTE
                                 (THE "NOTE")


Up To:  U.S. $11,031,000                               Las Vegas, Nevada
                                                       January 18, 2014

FOR VALUE RECEIVED, Amerigo Energy, Inc., a Delaware Corporation, (the "Company" or "Debtor"), hereby promises to pay to the order of Kurt Thomet, an individual, having a principal address of _______________________ (collectively, the "Note Holder") in lawful money of the United States of America in immediately available funds per instructions of the Note Holder, on the Due Date as defined below. The Debtor and Note Holder (collectively, the "Parties".)

1. Note Amount: Note Holder hereby agrees the promissory note to be the sum of Eleven Million Thirty One Thousand Dollars ($11,031,000) (the "Note Amount") and Debtor does hereby borrow and promise to repay this SENIOR DEBT NOTE Amount and to be retired immediately per the terms described below.

2.  Interest:The Note shall be non-interest bearing.

3. Payments:Principal and interest payments on the promissory note are to be a minimum of forty five percent (45%) of the cash earned from EBITDA of Quest Solutions, Inc. during the prior quarter. Once the promissory note issued to shareholder Zicman has received Three Million Three Hundred Seventy Five Thousand Dollars ($3,375,000), the principal and interest payments on this promissory note are to be a minimum of sixty seven and one half percent (67.5%) of the cash earned from EBITDA of Quest Solutions, Inc. during the prior quarter. Payments are to be made within forty five (45) days of the end of the quarter (March 31, June 30, September 30, and December 31).

3.1 For purposes of this agreement, "EBITDA" is defined as accounting Net Income on an accrual basis, as calculated using Generally Accepted Accounting Principles (GAAP), with the adding back of Interest, Taxes, Depreciation, and Amortization.

3.2 The balance of the promissory note is expected to be paid before January 18, 2017, or three (3) years from the date of execution of this agreement. Should the cash flow and payments from EBITDA during the term of this agreement not be sufficient to pay off the loan prior to its maturation, the loan will extend for additional twelve (12) months periods till paid off.

3.3 Kurt Thomet is permitted to convert up to Four Million Seven Hundred Eighty One Thousand Dollars ($4,781,000) of the Promissory Note into common shares of the Company at a ratio of one share for every $1.00 of promissory note converted. This conversion feature is non-transferrable without written consent from the Company.

4.  Security & Assignment:

Grant of Security Interest. As an inducement for the Debtor to purchase the Notes and to secure the complete and timely payment, performance and discharge in full, as the case may be, of all of the Obligations, Debtor hereby, unconditionally and irrevocably, pledges, grants and hypothecates to the Note Holder, a continuing security interest in and to the Collateral (the "Security Interest").

"Collateral" means the collateral in which the Note Holder is granted a security interest by this Agreement and which shall include the assets of Quest Solution, Inc.

Upon the occurrence of any of the following specified events (each an "Event of Default):

      a) The Debtor shall (i) default the payment then due of any principal of any of this Note when due;
      b) Debtor makes a general assignment of substantially all of its assets for the benefit of creditors, or a petition in bankruptcy or under any insolvency law is filed by or against Debtor and such petition is not dismissed within sixty (60) days after it has been filed;.

then, upon the occurrence of any such Event of Default, and at any time thereafter, if any Event of Default shall then be continuing; then the Note Holder may declare that the entirety of the principal hereof, and the interest due hereunder, to be immediately due and payable with late fees as described above.

The Debtor may waive any Event of Default hereunder. Such waiver shall be evidenced by written notice or other document specifying the Event or Events of Default being waived and shall be binding on all existing or subsequent Payee(s) under this Note.

The Debtor shall have the right to prepay the principal amount of this Note at any time, or from time to time, without penalty or premium, provided that each such payment shall be with the accrued interest to the date of prepayment.

A Business Day when used herein shall mean any day other than a Saturday, Sunday or a day on which commercial banks are closed in the City of Las Vegas. If a payment is due hereunder on a day which is not a Business Day then payment shall be made on the following Business Day.

Any fees, including reasonable attorney's fees of the Note Holder, costs or expenses incurred by the Note Holder in collecting or enforcing the obligations of the Debtor under this Note shall be due and payable by the Debtor when incurred after notice thereof to Debtor. Any unpaid portion of the amounts set forth in the preceding sentence shall bear interest at the Default Rate.

This Note may be altered only by prior written agreement signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought. This Note may not be modified by an oral agreement, even if supported by new consideration.

This Note shall be governed by the laws of Nevada, without giving effect to principals of conflicts of laws.

Any notice required or permitted hereunder shall be in writing and delivered either personally or in writing, by certified mail, return receipt requested or by facsimile transmission, or via the Internet at the addresses set forth at the outset hereof or to such other address as either shall give notice to the other.

TO THE DEBTOR(S):                          TO THE NOTE HOLDER:
Kurt Thomet                                Amerigo Energy, Inc.
____________________                       2580 Anthem Village Drive
____________________                       Henderson, NV 89052
Phone: ______________                      Phone:  (702) 588-5960
Email: ______________                      Fax:  (702) 974-4904


This Note may be signed (including by facsimile) in any number of counterparts, each of which, shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals or have caused these presents to be duly executed and sealed the day and year first above written.


                        AMERIGO ENERGY, INC.



By:/s/ Jason Griffith
--------------------------------------------
AMERIGO ENERGY, INC., Chief Executive Officer
JASON F. GRIFFITH, CPA